CKE Restaurants, Inc. Announces Preliminary, Unaudited Fourth Quarter and Full Year Fiscal
2013 Results

CARPINTERIA, Calif. – March 11, 2013 — CKE Restaurants, Inc. (“CKE Restaurants”) announced today its preliminary, unaudited financial results for the fourth quarter and full year fiscal 2013. The fourth quarter and full year fiscal 2013 financial results discussed in this press release are unaudited, should be considered preliminary and are subject to change (see “Preliminary Nature of Results”). The preliminary, unaudited financial results are pending the completion of the fourth quarter accounting and financial reporting close processes.

Same-Store Sales and Average Unit Volumes

Same-store sales for the fourth quarter and full fiscal year were as follows:

	FY2013
	Fourth Quarter	Fiscal Year
Company-operated same-store sales:
Consolidated	2.0%	3.0%
Carl’s Jr.	2.9%	3.6%
Hardee’s	1.1%	2.3%
Domestic franchise-operated same-store sales:
Consolidated	2.6%	3.2%
Carl’s Jr.	2.4%	2.0%
Hardee’s	2.8%	3.9%

The trailing fifty-two week average unit volumes were as follows:

FY2013
Company-operated average unit volume (trailing 52-weeks):
Consolidated	$1,298,000
Carl’s Jr.	1,468,000
Hardee’s	1,145,000
Domestic franchise-operated average unit volume (trailing 52-weeks):
Consolidated	$1,115,000
Carl’s Jr.	1,131,000
Hardee’s	1,107,000

To date, company-operated same-store sales for the first quarter of fiscal 2014 are essentially flat.

Fourth Quarter Results

The Company expects to report total revenue of $294 million for the fiscal 2013 fourth quarter, an increase of $7 million, or 2.4% compared to the fiscal 2012 fourth quarter.

Company-operated same-store sales increased by 2.0% in the fiscal 2013 fourth quarter. Carl’s Jr. same-store sales increased 2.9% and Hardee’s same-store sales increased 1.1% during the quarter.

For the fiscal 2013 fourth quarter, company-operated restaurant-level adjusted EBITDA margin is expected to be 17.9% to 18.3%, compared to 16.1% for the prior year fourth quarter. Refer to the further discussion of company-operated restaurant-level adjusted EBITDA margin under the heading “Non-GAAP Measures” below.

Adjusted EBITDA for the fiscal 2013 fourth quarter is expected to be between $40 million and $42 million, compared to $35.7 million for the fiscal 2012 fourth quarter. Income before income taxes is expected to be between $0 million and $3 million for the fiscal 2013 fourth quarter, compared to a loss before income taxes of $1.1 million in the fiscal 2012 fourth quarter. Adjusted EBITDA, as presented in this press release, represents income (loss) before income taxes, adjusted to exclude interest income and expense, asset impairments, facility action charges, depreciation and amortization, management fees, the effects of acquisition accounting adjustments, share-based compensation expense, losses on asset and other disposals and certain non-cash and unusual items. Refer to the further discussion of Adjusted EBITDA under the heading “Non-GAAP Measures” below, which includes a reconciliation of income (loss) before income taxes to Adjusted EBITDA.

Fiscal 2013 Results

The Company expects to report total revenue of $1,326 million for fiscal 2013, an increase of $46 million, or 3.6% compared to fiscal 2012.

Company-operated same-store sales increased by 3.0% in fiscal 2013. Carl’s Jr. same-store sales increased 3.6% and Hardee’s same-store sales increased 2.3%.

Company-operated restaurant-level adjusted EBITDA margin for fiscal 2013 is expected to be 18.8% to 18.9%, compared to 16.8% the prior fiscal year. Refer to the further discussion of company-operated restaurant-level adjusted EBITDA margin under the heading “Non-GAAP Measures” below.

Adjusted EBITDA for fiscal 2013 is expected to be between $195 million and $197 million, as compared to $165.9 million for fiscal 2012. Income before income taxes is expected to be between $20 million and $23 million for fiscal 2013, compared to a loss before income taxes of $11.3 million in fiscal 2012. Refer to the further discussion of Adjusted EBITDA under the heading “Non-GAAP Measures” below, which includes a reconciliation of income (loss) before income taxes to Adjusted EBITDA.

As of January 31, 2013, cash and cash equivalents were $126 million and the Company had $69 million available under its credit facility with no borrowings outstanding.

During fiscal 2013, the Company entered into agreements with independent third parties under which the Company sold and leased back 73 restaurant properties. The Company generated proceeds of $106 million in connection with these transactions. Interest expense related to financing method sale-leaseback transactions completed during fiscal 2012 and 2013 is expected to be $11 million for fiscal 2013. Subsequent to these sale-leaseback transactions and as of January 31, 2013, the Company had 224 owned restaurant properties.

Capital expenditures for fiscal 2013 are expected to be $63 million with $42 million relating to new store openings, restaurant remodeling and rebuild projects, dual-branding and strategic initiatives. For fiscal 2014, the Company expects capital expenditures to be between $60 million and $70 million.

Preliminary Nature of Results

The Company has not yet finalized its financial results as of and for the fourth quarter and fiscal year ended January 31, 2013. The preliminary estimated financial results described herein have not been audited or reviewed by any party, including the Company’s independent accountants, and are therefore subject to revision pending the completion of the accounting and financial reporting processes necessary to complete the Company’s financial closing procedures and financial statements for the fourth quarter and full year fiscal 2013 (including, without limitation, an audit by the Company’s independent accountants). The changes that result from the closing procedures, the preparation of financial statements and the audit may be material. The preliminary estimates of the Company’s financial results contained in this release were prepared by management. Management believes that such preliminary estimates have been prepared on a reasonable basis, but such preliminary estimates are based upon a number of assumptions, estimates and business decisions that are inherently subject to a number of factors (including those discussed below under “Forward-Looking Statements” and in the “Risk Factor” disclosures in the Company’s filings with the Securities and Exchange Commission), including significant business fluctuations, economic conditions and competitive uncertainties and contingencies, many of which are beyond the Company’s control. The preliminary estimates presented in this release represent, to the best of management’s knowledge, the Company’s expected results. Nevertheless, because such information is preliminary and highly subjective, it should not be relied on as indicative of the Company’s future actual results. The Company does not intend to update or otherwise revise the preliminary estimates to reflect future events.

Selected Data

The Company has included the following preliminary, unaudited financial data:

(Dollars in millions)	As of and for the Fiscal Year Ended January 31,
	2013	2012
Revenue:
Company-operated restaurants	$1,158	$1,122.4
Franchised restaurants and other	168	157.9

Total revenue	$1,326	$1,280.3

Company-operated Restaurant Adjusted EBITDA Measures(1):
Company-operated restaurant-level adjusted EBITDA	$218 – 219	$188.7
Company-operated restaurant-level adjusted EBITDA margin	18.8% - 18.9%	16.8%
EBITDA Measures(1):
Adjusted EBITDA	$195 – 197	$165.9
Adjusted EBITDAR	248 – 250	217.1
Balance Sheet and Other Data(2):
Debt and capital lease obligations:
Senior secured revolving credit facility	$—	$—
Senior secured second lien notes(3)	465	523.2
Other long-term debt	—	0.4
Capital lease obligations	38	43.0

Total debt and capital lease obligations	$503	$566.6

Cash and cash equivalents	$126	$64.6
Capital expenditures	63	52.4
System-wide sales:
Total system-wide sales:
Company-operated	$1,158	$1,122.4
Domestic franchised (4)	2,146	2,040.3
International franchised (4)	529	442.7

Total system-wide sales	$3,833	$3,605.4

Carl’s Jr.:
Company-operated	$620	$598.2
Domestic franchised (4)	786	743.7
International franchised (4)	244	193.2

Total Carl’s Jr. system-wide sales	$1,650	$1,535.1

Hardee’s:
Company-operated	$538	$524.1
Domestic franchised (4)	1,359	1,294.7
International franchised (4)	285	249.5

Total Hardee’s system-wide sales	$2,182	$2,068.3

(1)	Refer to definitions of Company-operated Restaurant Adjusted EBITDA Measures and EBITDA Measures within “Non-GAAP Measures.”

(2)	As of January 31, 2013, CKE Inc., the Company’s parent, had approximately $225 aggregate principal amount of senior unsecured PIK toggle notes due 2016 outstanding, which is net of the $11 principal amount of senior unsecured PIK toggle notes held by CKE Restaurants, Inc. Additionally, CKE Inc. had approximately $13 of cash and cash equivalents as of January 31, 2013.

(3)	As of January 31, 2013, the aggregate principal amount of the senior secured second lien notes due 2018 of $472 was reduced by the remaining original issue discount of $7 that will accrete and be recorded to interest expense through the maturity of the senior secured second lien notes.

(4)	Franchised restaurant operations are not included in our consolidated statements of operations; however, franchised restaurants revenues result in royalties, which are included in franchised restaurants and other revenue.

As of January 31, 2013, the Company’s system restaurant portfolio consisted of:

	Carl's Jr.	Hardee's	Other	Total
Company-operated	427	470	0	897
Domestic franchised	697	1,233	5	1,935
International franchised	245	241	0	486

Total	1,369	1,944	5	3,318

Company Overview

CKE Restaurants, Inc. is a privately held company headquartered in Carpinteria, Calif. As of the end of fiscal 2013, the Company, through its subsidiaries, had a total of 3,318 franchised or company-operated restaurants in 42 states and in 28 foreign countries and U.S. territories worldwide. For more information about CKE, please visit www.ckr.com.

Forward-looking Statements

Matters discussed in this press release contain forward-looking statements, including those relating to the Company’s fourth quarter financial results, the Company’s strategic objectives to maintain its premium quality brands and improve same-store sales, the Company’s expected capital expenditures, the timing of the Company’s earnings conference call, and the filing of the Company’s periodic reports with the SEC, which are based on management’s current beliefs and assumptions. Although the Company does not make forward-looking statements unless it has a reasonable basis for doing so, the Company cannot guarantee their accuracy. Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond the Company’s control, and which may cause results to differ materially from expectations. Factors that could cause the Company’s results to differ materially from those described include, but are not limited to: the Company’s ability to compete with other restaurants, supermarkets and convenience stores for customers, employees, restaurant locations and franchisees; changes in consumer preferences, perceptions and spending patterns; changes in food, packaging and supply costs; changes in interest rates, commodity prices, labor costs, energy costs, and other expenses; the ability of the Company’s key suppliers to continue to deliver premium-quality products to the Company at moderate prices; the Company’s ability to successfully enter new markets, complete construction of new restaurants and complete remodels of existing restaurants; changes in general economic conditions and the geographic concentration of the Company’s restaurants, which may affect the Company’s business; the Company’s ability to attract and retain key personnel; the Company’s franchisees’ willingness to participate in the Company’s strategy; risks associated with implementing the Company’s growth strategy, including opening new domestic and international restaurants; the operational and financial success of the Company’s franchisees; the willingness of the Company’s vendors and service providers to supply the Company with goods and services pursuant to customary credit arrangements; risks associated with operating in international locations; the effect of the media’s reports regarding food-borne illnesses, food tampering and other health-related issues on the Company’s reputation and its ability to procure or sell food products; the effectiveness of the Company’s marketing and advertising programs; the seasonality of the Company’s operations; the effect of increasing labor costs including healthcare related costs; increased insurance and/or self-insurance costs; the Company’s ability to comply with existing and future health, employment, environmental and other government regulations; the Company’s ability to adequately protect its intellectual property; the adverse effect of litigation in the ordinary course of business; a significant failure, interruption or security breach of the Company’s computer systems or information technology; catastrophic events including war, terrorism and other international conflicts, public health issues or natural causes; the potentially conflicting interests of the Company’s controlling stockholder and its creditors; the Company’s substantial leverage which could limit its ability to raise capital, react to economic changes or meet obligations under its indebtedness; the effect of restrictive covenants in the indentures governing the senior secured second lien notes and the senior secured revolving credit facility on the Company’s business; and other factors as discussed in the Company’s filings with the SEC.

As a result of these risks and uncertainties, or as a result of other risks and uncertainties of which the Company’s management is currently unaware or that the Company’s management does not presently believe to be material, the Company cannot assure readers that the forward-looking statements in this press release will prove to be accurate. Furthermore, if the Company’s forward-looking statements prove to be inaccurate, the impact may be material. In light of the significant uncertainties in these forward-looking statements, readers should not regard these statements as a representation or warranty by the Company or any other person that the Company will achieve its objectives and plans in any specified time frame, or at all. The forward-looking statements in this press release speak only as of the date of this press release.

The Company expressly disclaims any obligation to publicly update or revise any forward-looking statement, whether to conform such statement to actual results or as a result of changes in the opinions or expectations of the Company’s management, new information, future events or otherwise, in each case except as required by law.

Non-GAAP Measures

Adjusted EBITDA and Adjusted EBITDAR

Adjusted EBITDA represents income (loss) before income taxes, adjusted to exclude interest income and expense, asset impairments, facility action charges, depreciation and amortization, management fees, the effects of acquisition accounting adjustments, share-based compensation expense, losses on asset and other disposals and certain non-cash and unusual items. The Company calculates Adjusted EBITDAR by adjusting Adjusted EBITDA to exclude the Company’s aggregate cash rent expense, less rental income from franchisees and third parties, subject to certain adjustments and exclusions.

Management uses Adjusted EBITDA and Adjusted EBITDAR because it believes that they are important measures of operating performance. In particular, management considers Adjusted EBITDA and Adjusted EBITDAR to be useful financial measures that highlight trends in the Company’s business and provide a comparable measure of profitability of similar enterprises. In addition, management believes that Adjusted EBITDA and Adjusted EBITDAR are effective, when used in conjunction with net income (loss) or income (loss) before income taxes, in evaluating asset performance, and differentiating efficient operators in the industry. Furthermore, management believes that Adjusted EBITDA and Adjusted EBITDAR provide useful information to noteholders because these measures provide insight into management’s evaluation of the Company’s results of operations. The calculations of Adjusted EBITDA and Adjusted EBITDAR may not be consistent with “EBITDA” and “EBITDAR” for the purpose of the covenants in the agreements governing the Company’s indebtedness.

Adjusted EBITDA and Adjusted EBITDAR are not measures of financial performance under U.S. generally accepted accounting principles (“GAAP”), are not intended to represent cash flows from operations under GAAP and should not be used as alternatives to net loss, or loss before income taxes, as indicators of operating performance, or as alternatives to cash flow from operating, investing or financing activities as a measure of liquidity. Management compensates for the limitations of using Adjusted EBITDA and Adjusted EBITDAR by using them only to supplement the Company’s GAAP results to provide a more complete understanding of the factors and trends affecting the Company’s business. Adjusted EBITDA and Adjusted EBITDAR have limitations as analytical tools, and you should not consider these measures in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

Some of the limitations of Adjusted EBITDA and Adjusted EBITDAR are:

•	Adjusted EBITDA and Adjusted EBITDAR do not reflect cash used for capital expenditures;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced and Adjusted EBITDA and Adjusted EBITDAR do not reflect the cash requirements for such replacements;

•	Adjusted EBITDA and Adjusted EBITDAR do not reflect changes in, or cash requirements for, the Company’s working capital requirements;

•	Adjusted EBITDA and Adjusted EBITDAR do not reflect the cash necessary to make payments of interest or principal on the Company’s indebtedness; and

•	Adjusted EBITDAR does not reflect the cash necessary to make payments of rent under the Company’s lease obligations.

While Adjusted EBITDA and Adjusted EBITDAR are frequently used as measures of operations and the ability to meet indebtedness service requirements, these measures as calculated by the Company are not necessarily directly comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.

Contact Information
Beth Mansfield, Public Relations
Phone : (805) 745-7741
E-mail, bmansfield@ckr.com

The following is a preliminary, unaudited reconciliation of income (loss) before income taxes to Adjusted EBITDA and Adjusted EBITDAR.

(Dollars in millions)	Fiscal Year		Fourth Quarter
	FY2013	FY2012	FY2013	FY2012
Income (loss) before income taxes	$20-23	$(11.3)	$0-3	$(1.1)
Interest expense, net	77	77.4	18	17.7
Depreciation and amortization	78	82.0	17	19.2
Facility action charges, net	4-3	(6.0)	1-0	(6.7)
Transaction-related costs (1)	—	0.5	—	—
Management fees (2)	2	2.5	1	0.6
Share-based compensation expense	5	4.6	1	1.1
Losses on asset and other disposals	1	1.8	1	0.5
Difference between U.S. GAAP rent and cash rent	3	2.7	1	0.8
Other, net (3)	5	11.7	—	3.6

Adjusted EBITDA	195-197	165.9	40-42	35.7
Net Rent (4)	53	51.2	12	12.2

Adjusted EBITDAR	$248-250	$217.1	$52-54	$47.9

(1) Transaction-related costs include investment banking, legal, and other costs related to the merger that occurred on July 12, 2010.
(2) Represents the amounts associated with the management services agreement with Apollo Management VII, L.P. for on-going investment banking, consulting, and financial planning services, which are included in general and administrative expense.

(3) Other, net includes interest income, the net impact of acquisition accounting, early extinguishment of debt, executive retention bonus, severance costs and disposition business expense.

(4) Represents the Company’s aggregate cash rent expense less rental income from franchisees and third parties, subject to certain adjustments and exclusions.

Company-Operated Restaurant-Level Non-GAAP Measures

Company-operated restaurant-level adjusted EBITDA is expressed in dollars and defined as company-operated restaurants revenue (i) less restaurant operating costs excluding depreciation and amortization expense and (ii) less advertising expense. Restaurant operating costs are the expenses incurred directly by company-operated restaurants in generating revenues and do not include advertising costs, general and administrative expenses or facility action charges. Company-operated restaurant-level adjusted EBITDA margin is expressed as a percentage and defined as company-operated restaurant-level adjusted EBITDA divided by company-operated restaurants revenue.

Company-operated restaurant-level adjusted EBITDA and company-operated restaurant-level adjusted EBITDA margin are non-GAAP measures utilized by management internally to evaluate and compare the Company’s operating performance for company-operated restaurants between periods. In addition, management believes that these financial measures provide useful information to potential investors and analysts because they provide insight into management’s evaluation of the Company’s results of operations. These non-GAAP measures should be viewed in addition to, and not in lieu of, the comparable GAAP measures. These non-GAAP measures have certain limitations including the following:

•	Because not all companies calculate these measures identically, the Company’s presentation of such measures may not be comparable to similarly titled measures of other companies;

•	These measures exclude certain general and administrative and other operating costs, which should also be considered when assessing the Company’s operating performance; and

•	These measures exclude depreciation and amortization, and although they are non-cash charges, the assets being depreciated or amortized will often have to be replaced and new investments made to support the operations of the Company’s restaurant portfolio.

The following is a preliminary, unaudited reconciliation of company-operated restaurant-level adjusted EBITDA and company-operated restaurant-level adjusted EBITDA margin:

	Fiscal Year			Fourth Quarter
(Dollars in millions)	FY2013		FY2012	FY2013		FY2012

Company-operated restaurants revenue	$1,158		$1,122.4	$257		$250.9
Less: Restaurant operating costs	(941) -	(940)	(939.6)	(212) -	(211)	(213.3)
Add: Depreciation and amortization	68		71.0	15		16.6
Less: Advertising expense	(67)		(65.1)	(14)		(13.9)

Company-operated restaurant-level adjusted EBITDA	$218 – 219		$188.7	$46 – 47		$40.3

Company-operated restaurant-level adjusted EBITDA margin	18.8% - 18.9%		16.8%	17.9% - 18.3%		16.1%